UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011 (April 29, 2011)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903
(Address of principal executive offices)

(401) 456-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02.  Compensatory Arrangements of Certain Officers

On April 29, 2011, Macrolease Corporation (“Macrolease”), a wholly-owned subsidiary of Bancorp Rhode Island, Inc., and Daniel W. West, President of Macrolease, entered into a letter agreement extending the term of Mr. West’s employment agreement with Macrolease for an additional three years.  The agreement will now expire on April 30, 2014.  Under the terms of the employment agreement, Mr. West is entitled to an annual base salary of $225,000 plus a $1,000 monthly automobile allowance and other benefits generally made available to Macrolease senior executives. The employment agreement is subject to termination by either party on 30 days prior written notice and immediately upon death, disability or for cause. During Mr. West’s employment with Macrolease and for one year thereafter, Mr. West is prohibited from directly or indirectly competing with Macrolease, Bancorp Rhode Island, Inc. or Bank Rhode Island in the State of New York or any other jurisdiction or territory where Macrolease conducts business at the time of, or six months prior to, termination of his employment.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date May 5, 2011	By:	/s/ Linda S. Simmons
Linda S. Simmons
Chief Financial Officer